Exhibit 10.10

Messrs M Scully

Advocates & Solicitors

Suite B-8.13, Gateway Corporate Suites

Gateway Kiaramas, No. I, Jalan Desa Kiara,

50480 Mont Kiara, Kuala Lumpur

Attention: Ms Maurice Ernest Scully	BY Email

Dear Sirs

Re:	Letter of Offer to Purchase
Landowner: Pesada Irama Sdn Bhd
Intended Purchaser: Antharas Hills Sdn Bhd
Land: Geran I 0397 Lot No. I 0373, Mukm Bentong, Daerah Bentong, Negeri Pahang

I.	We refer to the above matter and we act for the abovenamed Landowner. We also refer to your client’s offer to purchase vide your letter dated 30.5.2024 addressed to our client (“Offer to Purchase”) a copy of which has been forwarded to us by our client with instruction to reply thereto.

2.	Pertaining to the conditions as set out in the Offer to Purchase, we are instructed to reply as follows:-

2.1	Condition No. 5 - our client is agreeable to grant a period of one (1) month only from date of Landowner’s acceptance of the Offer to Purchase (“Due Diligence Period”) to enable the Intended Purchaser to conduct due diligence to the Land which includes soil investigation, point of access from main road and relevant approvals (“Due Diligence”).

2.2	Condition o. 6-the earnest deposit of RM686 070.00 which is equivalent to 2% of the Purchase Price (“Earnest Deposit”) must be deposited with us being the Landowner’s solicitors as stakeholders upon acceptance of the Offer to Purchase by the Landowner.

2.3	Prior to the expiry of the Due Diligence Period, the Intended Purchaser shall notify the Landowner in writing as to whether or not it is satisfied with the outcome of the Due Diligence. If the Intended Purchaser is not satisfied with the outcome of the Due Diligence, the sale and purchase transaction shall be deemed aborted and the Earnest Deposit will be refunded to the Intended Purchaser free of interest and thereafter neither party shall have any claims against the other.

3.	If the Intended Purchaser is agreeable with the above term , please let us have a draft Offer to Purchase to be issued by the Intended Purchaser for acceptance by the Landowner which should set out the salient terms of the sale and purchase of the Land for our client prior approval

Kindly revert

Yours Faithfully

/s/ Messrs M Scully